UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2014

UNITED CONTINENTAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-06033	36-2675207
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

233 S. Wacker Drive, Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

(827) 825-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 11, 2014, United Continental Holdings, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”). The proposals submitted to the stockholders at the Annual Meeting were as follows:

•	Proposal 1 – the election of the members of the Company’s Board of Directors (the “Board”);

•	Proposal 2 – the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company and its subsidiaries for the fiscal year ending December 31, 2014;

•	Proposal 3 – an advisory resolution approving the compensation of the Company’s named executive officers, as presented in the Company’s definitive proxy statement; and

•	Proposal 4 – approval of the amendment and restatement of the Company’s 2006 Director Equity Incentive Plan.

Each proposal is described in detail in the Company’s definitive proxy statement, which was filed with the Securities and Exchange Commission on April 25, 2014.

At the Annual Meeting, the Company’s stockholders elected each director nominee to the Board, ratified the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company and its subsidiaries, and approved the amendment and restatement of the Company’s 2006 Director Equity Incentive Plan. The stockholders also approved, in an advisory and non-binding vote, the compensation of the Company’s named executive officers, as presented in the Company’s definitive proxy statement. The final voting results for each proposal, including the number of votes cast for and against, and the number of abstentions and broker non-votes, as applicable, are set forth below.

Proposal 1 – Election of Directors

In accordance with the Company’s Amended and Restated Bylaws, the Company’s stockholders elected a total of 13 director nominees to the Board, of which 11 director nominees were elected by the holders of the Company’s common stock, one director nominee was elected by the holder of the Company’s one share of Class Pilot MEC Junior Preferred Stock, and one director nominee was elected by the holder of the Company’s one share of Class IAM Junior Preferred Stock.

The holders of the Company’s common stock elected the 11 director nominees listed in the table below.

	For	Against	Abstain	Broker Non-Votes
Carolyn Corvi	319,605,843	6,066,060	1,048,134	24,291,576
Jane C. Garvey	320,711,261	4,989,638	1,019,138	24,291,576
Walter Isaacson	320,527,276	5,174,546	1,018,215	24,291,576
Henry L. Meyer III	319,574,158	6,111,535	1,034,344	24,291,576
Oscar Munoz	319,571,427	6,089,617	1,058,993	24,291,576
William R. Nuti	319,479,265	6,169,850	1,070,922	24,291,576
Laurence E. Simmons	319,280,296	6,411,774	1,027,967	24,291,576
Jeffery A. Smisek	316,165,665	9,167,647	1,386,725	24,291,576
David J. Vitale	317,310,595	8,314,743	1,094,699	24,291,576
John H. Walker	318,981,361	6,699,699	1,038,977	24,291,576
Charles A. Yamarone	320,336,651	5,311,091	1,072,295	24,291,576

In addition, the United Airlines Pilots Master Executive Council of the Air Line Pilots Association, International (“ALPA”), the holder of the Company’s one share of Class Pilot MEC Junior Preferred Stock, elected James J. Heppner as the ALPA director, and the International Association of Machinists and Aerospace Workers (“IAM”), the holder of the Company’s one share of Class IAM Junior Preferred Stock, elected Richard A. Delaney as the IAM director.

Proposal 2 – Ratification of the Appointment of the Independent Registered Public Accounting Firm for 2014

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company and its subsidiaries for the fiscal year ending December 31, 2014.

For	Against	Abstain	Broker Non-Votes
343,507,531	6,260,235	1,243,847	0

Proposal 3 – Advisory Resolution Approving the Compensation of the Named Executive Officers

The Company’s stockholders approved, in an advisory and non-binding vote, the compensation of the Company’s named executive officers, as presented in the Company’s definitive proxy statement.

For	Against	Abstain	Broker Non-Votes
312,489,505	13,169,268	1,061,264	24,291,576

Proposal 4 – Approval of the Amendment and Restatement of the United Continental Holdings, Inc. 2006 Director Equity Incentive Plan

The Company’s stockholders approved the amendment and restatement of the Company’s 2006 Director Equity Incentive Plan.

For	Against	Abstain	Broker Non-Votes
316,559,709	9,002,809	1,157,519	24,291,576

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED CONTINENTAL HOLDINGS, INC.

By:	/s/ Brett J. Hart
Name:	Brett J. Hart
Title:	Executive Vice President, General Counsel and Secretary

Date: June 12, 2014